Item 23(j)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Auditors" and to the use of our reports, dated February 8, 2002, on the financial statements of Seligman Portfolios, Inc. (comprising, the Seligman Bond Portfolio, Seligman Capital Portfolio, Seligman Cash Management Portfolio, Seligman Common Stock Portfolio, Seligman Communications and Information Portfolio, Seligman Frontier Portfolio, Seligman Global Growth Portfolio, Seligman Global Smaller Portfolio, Seligman Global Technology Portfolio, Seligman International Growth Portfolio, Seligman High-Yield Bond Portfolio, Seligman Income Portfolio, Seligman Large-Cap Value Portfolio, Seligman Large-Cap Growth Portfolio and Seligman Small-Cap Value Portfolio) which is incorporated by reference in this Registration Statement (Form N1-A 33-15253 and 811-5221) of Seligman Portfolios, Inc.


                                        /s/ERNST & YOUNG LLP
                                           ERNST & YOUNG LLP

New York, New York
April 24, 2002